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                            CERTIFICATE OF AMENDMENT
                        TO CERTIFICATE OF INCORPORATION
                      OF LONESTAR HOSPITALITY CORPORATION


     LONESTAR HOSPITALITY CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Laws of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST: Article IV of the Certificate of Incorporation is amended as follows:

     (a) By changing the name of the Corporation to Citadel Computer Systems Incorporated. Accordingly, Article I of the Certificate of Incorporation, as amended, is deleted and the following new Article I is substituted in lieu thereof:

                                   "ARTICLE I

     The name of the Corporation is Citadel Computer Systems Incorporated."

     SECOND: That thereafter, pursuant to a resolution of its Board of Directors, a consent in writing, including the proposed amendment, was signed by the holders of in excess of a majority of the outstanding Common Stock of the Corporation, which was not less than the minimum number of votes necessary to authorize such an amendment at a meeting at which all members having the right to vote thereon were present and voted, and written notices of such action has been sent to all other stockholders who have not consented in writing to such action.

     THIRD: Said amendment was duly appointed in accordance with the provisions of Section 228 and Section 242 of the General Corporation Laws of the State of Delaware.

     FOURTH: That upon the filing of this Certificate of Amendment with the Secretary of State of Delaware, (i) each two (2) shares of Common Stock, par value $.01 previously outstanding on such date of filing shall be deemed to have been exchanged for one (1) new share of outstanding common stock, par value $.01, (ii) certificates representing shares of Common Stock previously outstanding on such date of filing shall be exchanged on such date for new certificates reflecting the one-for-two (1:2) reverse stock split; and (iii) fractional shares shall be rounded up to the nearest whole share.
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     IN WITNESS WHEREOF, the undersigned have hereunder subscribed our names this 1ST day of MAY, 1996.



                                    George Sharp
                                 -----------------------------------------------
                                 George Sharp
                                 President


                                    Steven B. Solomon
                                 -----------------------------------------------
                                 Steven B. Solomon
                                 Secretary